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January 30, 2007

Morgan Stanley Capital I Inc.
1585 Broadway
New York, NY 10036

          Re:  Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
               Certificates, Series 2007-TOP25

Ladies and Gentlemen:

          We have acted as special counsel to Morgan Stanley Capital I Inc., a
Delaware corporation, as depositor (the "Depositor"), in connection with the sale of $1,401,006,000 (approximate) aggregate principal balance of Commercial
Mortgage Pass-Through Certificates, Series 2007-TOP25, Class A-1, Class A-1A,
Class A-2, Class A-AB, Class A-3, Class A-M and Class A-J Certificates (the
"Publicly Offered Certificates"), pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2007 (the "Pooling and Servicing Agreement"), between the
Depositor, Wells Fargo Bank, National Association, as master servicer (the
"Master Servicer"), ARCap Servicing, Inc., as special servicer (the "Special
Servicer"), LaSalle Bank National Association, as trustee and custodian (the
"Trustee") and Wells Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent (the "Paying Agent"). We also have acted as counsel to Morgan Stanley & Co. Incorporated and Bear, Stearns &
Co. Inc., as underwriters (the "Underwriters"), in connection with the sale to the Underwriters of the Publicly Offered Certificates, pursuant to an
Underwriting Agreement, dated January 19, 2007 (the "Underwriting Agreement").

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

          As special counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a statement is qualified as to knowledge, in which case we have made no or limited inquiry as specified below. We have examined, among other things, the following:

          1. The Underwriting Agreement; and

          2. The Pooling and Servicing Agreement.

          Items 1 to 2 above are referred to in this letter as the "Relevant
Documents".

JANUARY 30, 2007

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          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the conformity of the text of each document filed with the Commission through the
Commission's Electronic Data Gathering, Analysis and Retrieval System to the
printed documents reviewed by us. With your consent, we have relied upon the foregoing and upon certificates of officers of the Depositor with respect to certain factual matters. We have not independently verified such factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. Whenever a statement herein is qualified by "to our knowledge" or a similar phrase, it is intended to indicate that those attorneys at the firm who have rendered legal services in connection with the transactions contemplated by the Relevant
Documents, do not have current actual knowledge of the inaccuracy of any such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New
York and the General Corporation Law of the State of Delaware (the "DGCL"), and
we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Our opinions herein are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to transactions of this type, provided that no opinion is expressed as to securities laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, margin regulations, or other laws excluded by customary practice. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any party to the Relevant Documents. We express no opinion concerning the conformity of any of the Mortgage Notes, the Mortgages or other documents in the Mortgage Files (such documents, collectively, the "Mortgage
Documents") to the requirements of the Mortgage Loan Purchase Agreement between the Depositor and MSMC or the Pooling and Servicing Agreement.

          Based upon and subject to the foregoing, we are of the opinion that the Publicly Offered Certificates, when duly executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement, and when delivered to and paid for by the Underwriters pursuant to the Underwriting
Agreement, will be validly issued, fully paid and nonassessable, and entitled to the benefits provided by the Pooling and Servicing Agreement.

          The foregoing opinion is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of

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JANUARY 30, 2007

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provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and (iv) possible limitations arising from applicable laws other than those referred to in the preceding clause (i) upon the remedial provisions contained in any Agreement, but such limitations do not in our opinion of themselves make the remedies afforded inadequate for the practical realization of the benefits purported to be provided thereby.

          We hereby consent to the filing of this letter as an exhibit to the
Depositor's Registration Statement on Form S-3 (File No. 333-130684) (the
"Registration Statement") and to the references to this firm under the caption
"Legal Matters" in the Prospectus and the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Act or the Rules and
Regulations of the Commission issued thereunder with respect to any part of the
Registration Statement, including this exhibit. This letter is furnished only to you, and is for your use in connection with the registration of the Publicly
Offered Certificates pursuant to the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This letter may not be used, relied upon, circulated, furnished, quoted or otherwise referred to by any other person, firm or other entity for any purpose without our prior written consent in each instance, which may be granted or withheld in our sole discretion, except that this opinion letter may be relied upon by the investors who purchase the Publicly Offered
Certificates pursuant to the Registration Statement.

          In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

                                         Very truly yours,

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